UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 24, 2001

                        OASIS RESORTS INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

      67421N 30 7                                   48-0680109
      -----------                                    ----------
      (CUSIP Number)                   (IRS Employer Identification Number)



                      3753 Howard Hughes Parkway, Suite 200
                             Las Vegas, Nevada 89109
                    (Address of principal executive offices)

                                 (702) 892-3742
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:

     [ ]  Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

     [X]  Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [ ]  Fee  computed on table below  per Exchange  Act Rules  14(c)-5(g)  and
          0-11.

          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid: $125.00

     [X]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid: 2) Form, Schedule or Registration No.: 3) Filing Party: 4) Date Filed

--------------------------------------------------------------------------------


                        OASIS RESORTS INTERNATIONAL, INC.
                      3753 Howard Hughes Parkway, Suite 200
                             Las Vegas, Nevada 89109

                  Notice of Proposed Action by Written Consent
                                      of a
                    Majority of the Outstanding Common Stock
                     to be taken on or about March 19, 2001.

To the Stockholders of Oasis Resorts International, Inc.

Notice is hereby given that by Written Consent by the holders of a majority of the outstanding common stock of Oasis Resorts International, Inc. (the "Company") it has been proposed that the Company carry out a one (1) for sixty
(60) reverse split of its outstanding shares of common stock.

Only stockholders of record at the close of business on February 20, 2001 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                            By Order of the Board of Directors

                                            /s/ Jon L. Lawver
                                            Secretary of the Company















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



                        OASIS RESORTS INTERNATIONAL, INC.
                      3753 Howard Hughes Parkway, Suite 200
                             Las Vegas, Nevada 89109
                            Telephone (702) 892-3742

                              INFORMATION STATEMENT

                      ACTION BY A MAJORITY OF STOCKHOLDERS

This Information Statement is furnished to all holders of the $.001 par value common stock of the Company (the "Common Stock"), in connection with proposed action by holders of a majority of the issued and outstanding shares of Common Stock of Oasis Resorts International, Inc., a Nevada corporation (the "Company") to carry out a one (1) for sixty (60) reverse split (the "Reverse Split") of the outstanding $0.001 par value common stock of the Company. This action is proposed to occur on or about March 19, 2001. This Information Statement is first being mailed to stockholders of record on or about February 25, 2001.

Only stockholders of record at the close of business on February 20, 2001 are entitled to notice of the action to be taken. There will be no vote on the matter by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 78-320 of the Nevada Revised Statutes.

The Company's Board of Directors and holders of a majority of the issued and outstanding shares of the Company's $0.001 par value common stock have adopted resolutions approving the one (1) for sixty (60) reverse split of the Company's $0.001 par value common stock (the "Common Stock").


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY


          SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE
                              PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common Stock as of January 31, 2001, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 31, 2001, there were 17,772,762 shares of Common Stock issued and outstanding.



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




TITLE OF                   NAME AND ADDRESS OF                            AMOUNT                 PERCENT
CLASS                      BENEFICIAL OWNER                               AND                    OF CLASS
                                                                          NATURE OF
                                                                          BENEFICIAL
                                                                          OWNERSHIP
Common Stock               Walter Sanders                                 300,000                1.6%
($0.001 par value)         P.O. Box 2329
                           West Wendover, NV 89883

Common Stock               Charles Longson                                0                      0%
($0.001 par value)         P.O. Box 2329
                           West Wendover, NV 89883

Common Stock               Jon Lawver                                     0                      0%
($0.001 par value)         4695 MacArthur Court, Suite 1450
                           Newport Beach, CA 92660

Common Stock               Richard Weed                                   0                      0%
($0.001 par value)         4695 MacArthur Court, Suite 1450
                           Newport Beach, CA 92660

Common Stock               Leonard Roman                                  0                      0%
($0.001 par value)         4695 MacArthur Court, Suite 1450
                           Newport Beach, CA 92660

Common Stock               All Officers and Directors as a Group          300,000                1.6%
($0.001 par value)

Common Stock               NuOasis International, Inc.                    8,144,148              45.8%
($0.001 par value)         43 Elizabeth Avenue, Box N-8680
                           Nassau, Bahamas


        DECREASE OF ISSUED AND OUTSTANDING SHARES AS A RESULT OF REVERSE
                        STOCK SPLIT (the "Reverse Split")

By consent of persons holding a majority in excess of 50% of the issued and outstanding shares of the Company's Common Stock, as allowed by Section 78-320 of the Nevada Revised Statutes, the Reverse Split will be effected.

Effective December 28, 2000, the Board of Directors approved the Reverse Split. Shareholders of Oasis Resorts International, Inc. common stock are not being requested to consider and approve the reverse split at a shareholder's meeting and will not vote on the proposal because it has already been approved by a majority of the Oasis shareholders pursuant to Section 78-320 of the Nevada Revised Statutes which allows for shareholder action without notice and a meeting. We have summarized the material terms of the reverse split below. No vote of holders of outstanding shares of the Company's


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



common stock, other than those majority shareholders who have approved the proposed action, is necessary for approval of the reverse split.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY


                   NO CHANGE IN BUSINESS OR PHYSICAL LOCATION

The Reverse Split will effect a change in the number of issued and outstanding shares of the Company's Common Stock. However, the reverse split will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Reverse Split, which are immaterial). Our management, including all directors and officers, will remain the same after the Reverse Split.

Upon the effective date of the Reverse Split, each sixty (60) shares of the Company's issued and outstanding Common Stock will automatically be converted into one (1) fully paid and nonassessable share of the Company's Common Stock. Fractional shares will be rounded upward. The Company intends to issue new stock certificates to shareholders of record upon the effective date of the Reverse Split.(1)

Shareholders need not exchange their existing stock certificates. However, after the effective date of the Reverse Split, any shareholders desiring new stock certificates may submit their existing stock certificates to Interwest Transfer, 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, the Company's transfer agent, for cancellation, and obtain new certificates.


                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of seventy-five million (75,000,000) shares of Common Stock and twenty-five million (25,000,000) shares of $0.001 par value Preferred Stock. As of January 31, 2001 there were 17,772,762 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The holders of Common Stock are entitled to vote on all matters to come before a vote of the shareholders of the Company. The effect of the Reverse Split will be to decrease the number of issued and outstanding shares of the Company's Common Stock from 17,772,762 to approximately 296,213 shares.


--------

     (1)Since the Company intends to round up any fractional shares created by the Reverse Split, persons owning less than 60 shares will receive 1 share, and persons owning odd numbers of shares will have any fractional share resulting from the Reverse Split rounded to the next higher whole number.


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Transfer Agent

The transfer agent for the Company's Common Stock is Interwest Transfer Company, 1981 East Murray Holladay Road, Salt Lake City, Utah 84117.


           INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 are incorporated herein by reference: "Item 1. Business," "Item 5. Market Information for Common Equity and Related Shareholder Matters," and "Item 7. Financial Statements."' The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000 are also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Oasis Resorts International, Inc. 3753 Howard Hughes Parkway, Suite 200, Law Vegas, Nevada 89109, Attention: Secretary (telephone number: (702) 892- 3742. Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

The Company currently has 75,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 17,772,762 shares were outstanding on January 31, 2001. The Company also currently has 25,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which no shares were outstanding on January 31, 2001.


          INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE
                                   ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the reverse split of the Company's shares which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of effecting a reverse split of the Company's shares.


                            10-KSB AND 10-QSB REPORTS

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL


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STATEMENTS AND SCHEDULES  THERETO,  REQUIRED TO BE FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, AND ITS MOST RECENT QUARTERLY REPORT ON FORM 10-QSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT QUARTER, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, OASIS RESORTS INTERNATIONAL, INC., 3753 HOWARD HUGHES PARKWAY, SUITE 200, LAS VEGAS, NEVADA 89109.

Dated: February 20, 2001



                                          By Order of the Board of Directors

                                          /s/ Jon L. Lawver
                                          ----------------------------------
                                          Secretary of the Company







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